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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Highland Bancorp, Inc.

We consent to incorporation by reference in the registration statements (Nos. 333-45515 and 333-57725) on Form S-8 of Highland Bancorp, Inc. of our report dated January 22, 1999, relating to the consolidated statement of financial condition of Highland Bancorp, Inc. and subsidiaries as of December 31, 1998 and 1997 and the related consolidated statements of income and comprehensive income, shareholders' equity and cash flows for the years then ended, which report appears in the December 31, 1998 Annual Report on Form 10-K of Highland Bancorp, Inc.

                                       /s/ KPMG LLP

March 26,  1999